                                                                  RULE 424(b)(3)
                                                              FILE NO. 333-26161

PRICING SUPPLEMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-26161
DATED SEPTEMBER 26, 2000
(PROSPECTUS DATED MAY 16, 1997, AS SUPPLEMENTED
BY THE PROSPECTUS SUPPLEMENT DATED SEPTEMBER 9, 1999)

                                  $150,000,000
                       PIEDMONT NATURAL GAS COMPANY, INC.
                          MEDIUM-TERM NOTES, SERIES C
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

Principal Amount: $60,000,000              [ ] Floating Rate Notes                [X] Book Entry Notes
Issue Price: 100%                          [X] Fixed Rate Notes                   [ ] Certificated Notes
Original Issue Date: September 29, 2000    Maturity Date: September 29, 2010
Original Issue Discount Notes:             Total Amount of OID:
  [ ] Yes
  [X] No
                                           Yield to Maturity:
                                           Initial Accrual Period:
Interest Payment Dates: January 1 and      Record Dates: December 16 and June 15
  July 1 of each year and at maturity        next preceding the Interest Payment
                                             Dates

[X] The Notes cannot be redeemed prior to       [X] The Notes cannot be repaid prior to
    maturity.                                       maturity.
[ ] The Notes may be redeemed prior to          [ ] The Notes may be repaid prior to maturity
    maturity.                                       at the option of the holders thereof.


                                          OPTIONAL          OPTIONAL
    REDEMPTION        REDEMPTION         REPAYMENT          REPAYMENT
     DATE(S)         PERCENTAGE(S)        DATE(S)         PERCENTAGE(S)
------------------   -------------   ------------------   -------------




APPLICABLE ONLY TO FIXED RATE NOTES:

  Interest Rate: 7.80%

APPLICABLE ONLY TO FLOATING RATE NOTES:

  Interest Rate Basis:                            Maximum Interest Rate:
     [ ] Commercial Paper Rate                    Minimum Interest Rate:
     [ ] CD Rate                                  Spread (plus or minus):
     [ ] Prime Rate                               Spread Multiplier:
     [ ] Federal Funds Effective Rate             Interest Reset Date(s):
     [ ] Treasury Rate                            Interest Reset Month(s):
     [ ] LIBOR                                    Interest Reset Period:
  Initial Interest Rate:                          Interest Payment Month(s):
  Index Maturity:                                 Interest Payment Period:
  Calculation Date(s):                            Calculation Agent: